                                                                      Exhibit 12

                 OLIN CORPORATION AND CONSOLIDATED SUBSIDIARIES
          Computation of Ratio of Earnings to Fixed Charges (Unaudited)
                                  (In millions)

                                                                                       Six Months
                                                                                      Ended June 30,
                                                                                      --------------
                                                                                      2001      2000
                                                                                      ----      ----
       Earnings:
       Income before taxes                                                          $ 14.9    $ 69.0
       Add (deduct):
          Equity in income of non-consolidated affiliates                               -       (0.4)

          Amortization of capitalized interest                                         0.1       0.2

          Capitalized interest                                                        (0.6)     (0.3)

          Fixed charges as described below                                            14.2      13.8
                                                                                    ------    ------
                Total                                                               $ 28.6    $ 82.3
                                                                                    ======    ======

       Fixed Charges:
          Interest expensed and capitalized                                            8.3       8.2

          Estimated interest factor in rent expense                                    5.9       5.6
                                                                                    ------    ------
                Total                                                               $ 14.2    $ 13.8
                                                                                    ======    ======


       Ratio of earnings to fixed charges                                              2.0       6.0
                                                                                    ======    ======